Exhibit 99

Virginia Commerce Bancorp, Inc. Reports Third Quarter Earnings and Performance

ARLINGTON, Va.--(BUSINESS WIRE)--October 24, 2013--Virginia Commerce Bancorp, Inc. (the “Company”), (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the “Bank”), today reported its financial results for the third quarter of 2013.

Third Quarter 2013 Highlights

  Net Income Available to Common Stockholders and Earnings per Diluted Common Share: Net income available to common stockholders totaled $7.0 million, or $0.20 per diluted common share, for the third quarter of 2013. This compares to $7.1 million, or $0.21 per diluted common share, for the third quarter of 2012, and $7.5 million, or $0.21 per diluted common share, for the second quarter of 2013.
  Adjusted Operating Earnings (a non-GAAP measure) Increased: Adjusted operating earnings increased to $7.9 million, or $0.23 per diluted common share, for the third quarter of 2013. This compares to $5.8 million, or $0.17 per diluted common share, for the third quarter of 2012, and $7.7 million, or $0.22 per diluted common share, for the second quarter of 2013.
  Quarterly Return on Average Assets (ROAA) of 0.99% and Return on Average Equity (ROAE) of 10.72%
  Improved Asset Quality: Non-performing assets (“NPAs”) decreased 35.3%, from $59.5 million as of September 30, 2012, to $38.5 million at September 30, 2013, while sequentially decreasing $7.3 million, or 16.0%. Total troubled debt restructurings (“TDRs”) declined $23.1 million, or 51.5%, from September 30, 2012, to $21.8 million at September 30, 2013, and declined $5.1 million, or 19.0%, from June 30, 2013.
  Net Interest Margin Growth: The net interest margin was 3.88% in the third quarter of 2013, compared to 3.62% in the third quarter of 2012. Sequentially, the net interest margin increased six basis points from 3.82% in the second quarter of 2013.
  Capital Strength and Book Value per Common Share Growth: The ratio of tangible common equity (a non-GAAP measure) improved to 9.59% at September 30, 2013, as compared to 8.08% and 8.95% at September 30, 2012, and June 30, 2013, respectively. The book value per common share increased from $7.63 at September 30, 2012, to $7.88 at September 30, 2013. Sequentially, the book value per common share increased from $7.78 at June 30, 2013.

SUMMARY REVIEW OF FINANCIAL PERFORMANCE

Net Income

For the three months ended September 30, 2013, the Company recorded net income available to common stockholders of $7.0 million, or $0.20 per diluted common share, compared to net income available to common shareholders of $7.1 million, or $0.21 per diluted common share, for the three months ended September 30, 2012. The year-over-year decrease was primarily due to a decrease of $1.1 million in net interest income and a $2.9 million decrease in non-interest income, partially offset by a $347 thousand decrease in non-interest expense, a $1.3 million decrease in provision for loan losses and an $861 thousand decrease in provision for income taxes. The Company’s net income available to common stockholders decreased sequentially from $7.5 million, or $0.21 per diluted common share, for the second quarter of 2013, primarily due to a decrease of $539 thousand in net interest income, a $374 thousand decrease in non-interest income and an $827 thousand increase in non-interest expense, partially offset by a $692 thousand decrease in provision for loan losses, and a $538 thousand decrease in provision for income taxes.

For the nine months ended September 30, 2013, the Company reported net income available to common stockholders of $20.5 million, or $0.58 per diluted common share, compared to net income available to common stockholders of $18.3 million, or $0.54 per diluted common share, for the same period in 2012. The year-to-date earnings increase from 2012 to 2013 was attributable to the Company’s repurchase of all of its TARP preferred stock during the fourth quarter of 2012, and related elimination of a $4.1 million effective dividend on preferred stock for the first nine months of 2013, a $6.1 million decrease in the provision for loan losses, an $846 thousand decrease in non-interest expense and a $942 thousand decrease in provision for income taxes, partially offset by a decrease in net interest income of $3.2 million and a decrease in non-interest income of $6.5 million.

Adjusted operating earnings (a non-GAAP measure) for the three months ended September 30, 2013, were $7.9 million, or $0.23 per diluted common share, compared to $5.8 million, or $0.17 per diluted common share, for the same period in 2012. The year-over-year improvement in adjusted operating earnings was largely attributable to the Company’s repurchase of all of its TARP preferred stock during the fourth quarter of 2012, and related elimination of a $1.4 million effective quarterly dividend on preferred stock for the third quarter of 2013, a $1.3 million decrease in provision for loan losses, a $347 thousand decrease in non-interest expense (which includes $1.2 million of merger-related expenses in the third quarter of 2013) and a decrease in provision for income taxes of $861 thousand (with a related tax effect adjustment of ($886) thousand). These items were partially offset by a decrease in net interest income of $1.1 million, a $2.9 million decrease in non-interest income (which includes the impact of gains of $2.1 million generated by the sales of investment securities in the third quarter 2012). On a sequential basis, adjusted operating earnings were up $233 thousand, for the three months ended September 30, 2013, primarily due to a $692 thousand decrease in provision for loan losses and a reduction of $538 thousand in provision for income taxes (with a related tax effect adjustment of $(130) thousand), partially offset by an $827 thousand increase in non-interest expense (which includes a sequential increase in merger-related expenses of $873 thousand) a $539 thousand decrease in net interest income and a $374 thousand decrease in non-interest income. The Company calculates adjusted operating earnings by excluding impairment loss on investment securities, realized gains and losses on sale of investment securities, merger-related expenses, acceleration of the accretion of the preferred stock discount, and certain other non-recurring items from net income available to common stockholders.

Asset Quality and Provision For Loan Losses

Total non-performing assets and loans 90+ days past due declined $19.9 million, or 33.4%, from $59.5 million at September 30, 2012, to $39.7 million at September 30, 2013, and decreased $7.3 million sequentially from $47.0 million at June 30, 2013, as a result of net reductions in loans on non-accrual status of $6.0 million, due to sales of underlying properties and a note sale completed by the Company during the third quarter of 2013. Other real estate owned declined $1.4 million during the third quarter, driven by the sale of a large land parcel located in Prince George’s County, Maryland. As a percentage of total assets, non-performing assets decreased from 1.98% at September 30, 2012, to 1.44% at September 30, 2013, and decreased from 1.66% at June 30, 2013. As of September 30, 2013, the allowance for loan losses represented 1.98% of total loans, compared to 1.92% at both June 30, 2013, and September 30, 2012. The allowance for loan losses covered 137.5% of total non-performing loans as of September 30, 2013, compared to 115.3% and 90.8%, at June 30, 2013, and September 30, 2012, respectively.

As of September 30, 2013, $13.1 million, or 45.7%, of non-performing loans represented acquisition, development and construction (“ADC”) loans; $7.8 million, or 27.3%, represented non-farm, non-residential loans; $2.7 million, or 9.3%, represented commercial and industrial (“C&I”) loans; and $5.0 million, or 17.6%, represented loans on one-to-four family residential properties. As of September 30, 2013, specific reserves of $19.8 million have been established for non-performing loans and other loans determined to be impaired. The Company continues to pursue an aggressive campaign to reduce non-performing and other impaired loans and is implementing and executing various disposition strategies on an ongoing basis. These strategies are dependent upon project completion, permitting, satisfaction of contract contingencies and other factors and in a number of cases represent situations which require longer timeframes to obtain optimal principal recovery.

Included in the loan portfolio at September 30, 2013, are loans classified as troubled debt restructurings (“TDRs”), totaling $21.8 million, a 51.5% decrease from $44.9 million at September 30, 2012. Sequentially, total TDRs decreased $5.1 million from $26.9 million at June 30, 2013, as a result of TDR reductions of $6.2 million during the third quarter of 2013, led by a third-party refinance of a hotel property totaling $5.0 million, partially offset by new TDRs during the third quarter of 2013 totaling $1.1 million. TDRs are performing, accruing loans that represent relationships for which a modification to the contractual interest rate or repayment structure has been granted to address a financial hardship. A significant portion of TDRs were performing prior to modification. These loans make up 1.1% of the total loan portfolio at September 30, 2013, and represent $8.0 million in ADC loans, $9.9 million in non-farm, non-residential real estate loans, $2.5 million in C&I loans and $1.4 million in one-to-four family residential loans. At September 30, 2013, 42.9% of the Company’s TDRs were reviewable TDRs and 57.1% were permanent TDRs. Reviewable TDRs are loans that have been restructured at or will return to a market rate of interest and can include a temporary interest rate modification, partial deferral of interest or principal, or an extension of term. They can return to performing status upon six months of on-time payments following the return to a market rate of interest, but only in the fiscal year following the year of restructure. Permanent TDRs are loans that have been restructured and include a permanent interest rate reduction. They remain in a TDR status until the loan is paid off.

Classified loans were $139.1 million for the quarter ended September 30, 2013, a $43.4 million decrease from $182.5 million at September 30, 2012. Sequentially, classified loans decreased $8.2 million from $147.3 million at June 30, 2013. The quarterly decrease in classified loans was largely due to payoffs received from third-party refinancing of $8.5 million, regular payments and curtailments of $7.5 million, a note sale of $2.8 million and credit upgrades totaling $1.6 million, partially offset by additions to classified loans totaling $11.7 million, substantially concentrated in one relationship of $10.1 million to a government contractor, and secured primarily by real estate.

Provision for loan losses was $1.8 million for the quarter ended September 30, 2013, down $1.3 million, or 41.0%, compared to $3.1 million in the same period in 2012. Net charge-offs were $2.1 million for the three months ended September 30, 2013, compared to $3.4 million and $8.5 million for the quarters ended June 30, 2013, and September 30, 2012, respectively. For the nine months ended September 30, 2013, provision for loan losses totaled $6.2 million, compared to $12.3 million for the prior-year period, with 2013 year-to-date net charge-offs amounting to $8.1 million, compared to $19.7 million in the nine months ended September 30, 2012. The increase in the allowance for loan losses as a percentage of total loans from September 30, 2012, to September 30, 2013, is due to higher specific reserves related to certain credits, partially offset by the decrease in total loans outstanding. As a result, the third quarter analysis of the adequacy of the loan loss reserve indicated that loan loss provisioning of $1.8 million was sufficient to maintain appropriate coverage. The $6.4 million decrease in net charge-offs for the three months ended September 30, 2013, compared to the same period in 2012, was primarily due to net charge-offs of non-farm, non-residential real estate loans decreasing $4.9 million, from $5.5 million in the third quarter of 2012, to $630 thousand in the third quarter of 2013.

Net Interest Income and Net Interest Margin

Net interest income was $25.3 million for the third quarter of 2013 and declined $1.1 million, or 4.2%, from the same quarter last year. The net interest margin increased 26 basis points from 3.62% in the third quarter of 2012, to 3.88% for the same period in 2013. On a sequential basis, the net interest margin was up 6 basis points from 3.82% in the second quarter of 2013. The year-over-year increase in the third quarter net interest margin was mostly due to an improvement in the mix of interest-earning assets and interest-bearing deposits and a reduction in average interest-bearing deposit rates, the impact of which was partially offset by lower average yield on loans. Interest and dividend income decreased $2.5 million on average total interest-earnings assets of $2.62 billion for the three months ended September 30, 2013, compared to interest and dividend income generated by average total interest-earnings assets of $2.94 billion for the same period in 2012. The average rate earned on total interest-earning assets was 4.65% for the third quarter of 2013, as compared to 4.50% for the third quarter 2012, and 4.58% for the second quarter 2013. Interest expense decreased $1.4 million to $5.1 million generated on an average total interest-bearing liability balance of $2.02 billion for the quarter ended September 30, 2013, from $6.5 million generated on an average total interest-bearing liability balance of $2.31 billion for the same period in 2012. The decline in interest expense is mostly attributable to a series of interest rate reductions on interest-bearing deposit products and the continued repricing and run-off of higher cost deposits in the time deposit portfolio. The average rate paid on total interest-bearing liabilities was 1.00% for the third quarter of 2013, as compared to 1.12% for the third quarter 2012, and 0.98% for the second quarter of 2013.

Non-Interest Income

For the three months ended September 30, 2013, the Company recognized $1.8 million in non-interest income, compared to non-interest income of $4.7 million for the three months ended September 30, 2012, and $2.2 million in the sequential quarter. Included in the third quarter 2012 non-interest income was a gain on sale of securities of $2.1 million, while the third quarter of 2013 and the sequential quarter did not include a gain or loss on sale of securities. The Company recognized non-interest income of $6.6 million for the nine months ended September 30, 2013, compared to non-interest income of $13.1 million for the same period in 2012. For the nine months ended September 30, 2012, non-interest income included a gain on sale of securities of $6.0 million, while non-interest income for the nine months ended September 30, 2013, did not include a gain or loss on sale of securities.

Fees and net gains on loans held-for-sale decreased in the third quarter 2013, on a year-over-year basis, by $761 thousand, or 70.3%, and on a sequential quarter basis decreased by $354 thousand, or 52.4%. The decrease can be attributed to a lower volume of mortgage loans originated for sale in the secondary market in response to higher interest rates which decreased refinance activity and a focus on one-to-four family residential loans held in portfolio due to less competitive rates on mortgage products offered by correspondents in the secondary mortgage market. For the nine months ended September 30, 2013, fees and net gains on loans held-for-sale decreased $895 thousand, or 30.7%, compared to the nine months ended September 30, 2012. Income generated by bank-owned life insurance increased $252 thousand and $750 thousand for the three months ended September 30, 2013, and nine months ended September 30, 2013, respectively, compared to the same periods in the prior year. The increase can be primarily attributed to $30.0 million in bank-owned life insurance assets purchased during the second half of 2012 that have contributed to earnings during the nine months ended September 30, 2013.

Non-Interest Expense

Non-interest expense decreased $347 thousand, or 2.3%, from $15.2 million in the third quarter of 2012, to $14.9 million in the third quarter of 2013. Sequentially, non-interest expense increased $827 thousand, or 5.9%, from $14.0 million for the second quarter in 2013. The year-over-year decrease was primarily related to a decrease of $1.1 million in salaries and employee benefits, a decrease of $156 thousand in FDIC insurance premiums, a $235 thousand decrease in other operating expense, partially offset by $1.2 million in merger-related expenses during the third quarter of 2013. The sequential increase was primarily related to an increase of $873 thousand in merger-related expenses.

Investment Securities

Investment securities decreased $64.0 million, or 11.7%, year-over-year to $481.2 million at September 30, 2013, and were down $1.6 million sequentially from June 30, 2013. There was no gain or loss on sale of investment securities during the third quarter 2013. During the third quarter of 2012, the Company sold $26.0 million of investment securities resulting in a $1.6 million realized gain on sale of securities and PreSTL VI was redeemed resulting in a gain of $436 thousand. The investment portfolio contains two pooled trust preferred investment securities with a book value of $5.1 million, and a market value of $1.6 million at September 30, 2013, for which the Company performs a quarterly analysis to determine whether any other-than-temporary impairment exists. The analysis includes stress tests on the underlying collateral and cash flow estimates based on the current and projected future levels of deferrals, defaults, and prepayments within each pool. There was no recorded impairment loss for the three or nine months ended September 30, 2013 and September 30, 2012.

Loans

Loans, net of allowance for loan losses, decreased $83.6 million, or 4.0%, from $2.10 billion at September 21, 2012, to $2.02 billion at September 30, 2013. Non-farm, non-residential real estate loans decreased $68.5 million, or 5.9%; multifamily real estate loans decreased $16.5 million, or 19.0%; C&I loans decreased $11.8 million, or 5.1%; while ADC loans increased $4.3 million, or 1.6%; one-to-four family residential loans increased $7.2 million, or 1.8%; consumer loans increased $1.6 million, or 23.0%; and farmland loans increased $671 thousand, or 13.7%, from September 30, 2012, to September 30, 2013. Sequentially, loans, net of allowance for loan losses, decreased $76.4 million, or 3.6%. The sequential decrease in loans was attributable to a $42.6 million decrease in non-farm, non-residential loans, a $29.7 million decrease in C&I loans, a $1.8 million decrease in ADC loans and a $2.5 million decrease in one-to-four family residential loans. The year-over-year and sequential decreases in non-farm, non-residential real estate and multi-family real estate loans were driven by a highly competitive loan origination environment which drove increased refinancing activity and strategic loan sales and problem loan workouts initiated to improve asset quality. The year-over-year and sequential decrease in C&I loans was attributable to lower borrowing activity due to the impact of sequestration on government contracting sector borrowers and pay downs resulting from problem loan resolution activities.

Deposits

Total deposits at September 30, 2013, were $2.10 billion, a decrease of $117.0 million, or 5.3%, compared to September 30, 2012, with demand deposits increasing $54.6 million, or 14.0%, savings and interest-bearing demand deposits decreasing $71.6 million, or 6.1%, and time deposits decreasing $99.9 million, or 15.4%. As of September 30, 2013, non-interest bearing demand deposits represented 21.2% of total deposits, compared to 17.7% at September 30, 2012. On a linked quarter basis, deposits decreased $84.0 million, or 3.9%, with demand deposits decreasing $20.5 million, or 4.4%, savings and interest-bearing demand accounts decreasing $31.4 million, or 2.8%, and time deposits decreasing $32.0 million, or 5.5%. The reduction in interest-bearing and time deposits has been intentional, resulting from a series of interest rate reductions that continued throughout 2012 and into 2013. As a result of deposit rate decreases and an improving deposit mix, the cost of total interest-bearing deposits and total deposits declined from 0.91% and 0.76%, respectively, for the quarter ended September 30, 2012, and 0.77% and 0.62% for the quarter ended June 30, 2013, to 0.75% and 0.60% for the quarter ended September 30, 2013.

Capital Levels and Stockholders’ Equity

Stockholders’ equity decreased $47.3 million, or 15.2%, from $311.5 million at September 30, 2012, to $264.3 million at September 30, 2013, with a $68.6 million decline from the repayment of TARP preferred stock and a $12.3 million decrease in other comprehensive income, partially offset by net income available to common stockholders of $24.7 million over the twelve-month period and $8.9 million in proceeds and tax benefits related to the exercise of warrants and options. The decrease in other comprehensive income is directly related to the reduction in fair market value of marketable securities resulting from the rise in long term interest rates in the current year. As a result of these changes, the Company’s Tier 1 capital ratio decreased from 16.29% at September 30, 2012, to 15.58% at September 30, 2013, and its total qualifying capital ratio decreased from 17.55% to 16.84% over the same period. Sequentially, the Company’s Tier 1 and total qualifying capital ratios are each up 122 basis points, attributable to net income available to common stockholders of $7.0 million in the third quarter of 2013. The Company’s tangible common equity ratio increased from 8.08% at September 30, 2012, and 8.95% at June 30, 2013, to 9.59% at September 30, 2013. The 151 basis point increase in tangible common equity ratio from September 30, 2012, to September 30, 2013, is primarily due to $24.7 million in retained net income available to common stockholders for the twelve months ended September 30, 2013. Sequentially, the 64 basis point increase in tangible common equity ratio is primarily related to $7.0 million in retained net income available to common stockholders for the third quarter of 2013 and a decrease of $79.9 million in total tangible assets during the third quarter of 2013, partially offset by a decrease of $515 thousand in other comprehensive income.

ABOUT VIRGINIA COMMERCE BANCORP, INC.

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank, a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through twenty-eight branch offices, one residential mortgage office and one wealth management services office, principally to individuals and small-to-medium size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

On October 17, 2013, the Company’s shareholders approved a merger agreement pursuant to which the Company will be acquired by a subsidiary of United Bankshares, Inc. (“United” and such merger, the “Merger”). On October 21, 2013, the shareholders of United also approved the Merger. The Company and United have received regulatory approval for the Merger from the Virginia State Corporation Commission, but have not yet received regulatory approval from the Board of Governors of the Federal Reserve System. For more information about this Merger, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2013, the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2013, and the registration statement filed by United with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof and prospectus supplements thereunder).

NON-GAAP PRESENTATIONS

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP”. However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted operating earnings is a non-GAAP financial measure that reflects net income available to common stockholders excluding impairment loss on investment securities, realized gains and losses on sale of investment securities, merger-related expenses and certain other non-recurring items. These excluded items are difficult to predict and we believe that adjusted operating earnings provides the Company and investors with a valuable measure of the Company’s operational performance and a valuable tool to evaluate the Company’s financial results. Calculation of adjusted operating earnings for the three months ended September 30, 2013, September 30, 2012, and June 30, 2013, is as follows:

	Three Months		Three Months
	Ended		Ended
	September 30,		June 30,
(Dollars in thousands)	2013	2012	2013

Net Income Available to Common Stockholders	$6,953	$7,122	$7,463
Adjustments to net income available to common stockholders:
Realized gain on sale of investment securities	--	(2,056)	--
Merger-related expenses	1,155	--	282
Net tax effect adjustment	(166)	720	(36)

Adjusted Operating Earnings	$7,942	$5,786	$7,709

Earnings per common share-diluted	$0.20	$0.21	$0.21
Adjustments to earnings per common share-diluted
Realized gain on sale of investment securities, net tax affect	--	$(0.04)	--
Merger-related expenses, net tax affect	$0.03	--	$0.01

Adjusted operating earnings per common share-diluted	$0.23	$0.17	$0.22

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing non-interest expense excluding merger-related expenses, by the sum of net interest income on a tax equivalent basis, and non-interest income excluding realized gains and losses on sale of investment securities, merger-related expenses and certain other non-recurring items. We believe that this measure provides investors with important information about our operating efficiency. Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently. Calculation of the adjusted efficiency ratio for the three and nine months ended September 30, 2013 and 2012 is as follows:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30,		September 30,
	2013	2012	2013	2012
Summary Operating Results:
Non-interest expense	$14,865	$15,212	$46,550	$47,396
Merger-related expenses	1,155	--	2,021	--
Adjusted non-interest expense	$13,710	$15,212	$44,529	$47,396

Net interest income	$25,253	$26,368	$76,839	$80,064

Non-interest income	1,822	4,725	6,576	13,095
Gain on sale of investment securities	--	(2,056)	--	(5,976)
Adjusted non-interest income	$1,822	$2,669	$6,576	$7,119

Tax equivalent adjustment	$344	$360	$1,053	$1,091

Total net interest income and non-interest income, adjusted	$27,419	$29,397	$84,468	$88,274

Efficiency Ratio, adjusted	50.0%	51.8%	52.7%	53.7%

The tangible common equity ratio is a non-GAAP financial measure representing the ratio of tangible common equity to tangible assets. Tangible common equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common equity for the Company by excluding the balance of intangible assets and outstanding preferred stock issued to the U.S. Treasury from total stockholders’ equity. We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not substitutes for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies. Calculation of the Company’s tangible common equity ratio as of September 30, 2013, September 30, 2012, June 30, 2013 and March 31, 2013 is as follows:

(Dollars in thousands)	As of September 30,		June 30,	March 31,
	2013	2012	2013	2013
Tangible common equity:
Total stockholders’ equity	$264,253	$311,528	$253,764	$253,803

Less:
Outstanding TARP senior preferred stock	--	68,621	--	--
Intangible assets	--	--	--	--
Tangible common equity	$264,253	$242,907	$253,764	$253,803

Total tangible assets	$2,756,322	$3,004,742	$2,836,235	$2,883,388

Tangible common equity ratio	9.59%	8.08%	8.95%	8.80%

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies, including but not limited to potential benefits and impacts of a merger between the Company and United Bankshares, Inc., our outlook on earnings, including our future net interest margin, and statements regarding asset quality, our loan and investment security portfolios, our deposit portfolio and anticipated changes to our deposit costs and balances, projected growth, capital position, capital strategies, our plans regarding and expected future levels of our non-performing assets, business opportunities in our market and other strategic initiatives or transactions, and general economic conditions. When we use words such as “may”, “will”, “anticipates”, “believes”, “expects”, “plans”, “estimates”, “potential”, “continue”, “should”, and similar words or phrases, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this release and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. For additional information regarding factors that could affect the Company's operations and results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with and furnished to the Securities and Exchange Commission, and the registration statement filed by United with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof and prospectus supplements thereunder).

Virginia Commerce Bancorp, Inc.
Financial Highlights
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Summary Financial Results:
Interest and dividend income	$30,340	$32,863	-7.7%	$92,571	$100,511	-7.9%
Interest expense	5,087	6,495	-21.7%	15,732	20,447	-23.1%
Net interest income	25,253	26,368	-4.2%	76,839	80,064	-4.0%
Provision for loan losses	1,834	3,111	-41.0%	6,207	12,267	-49.4%
Non-interest income	1,822	4,725	-61.4%	6,576	13,095	-49.8%
Non-interest expense	14,865	15,212	-2.3%	46,550	47,396	-1.8%
Income before income taxes	10,376	12,770	-18.7%	30,658	33,496	-8.5%
Net income	$ 6,953	$ 8,486	-18.1%	$20,452	$ 22,348	-8.5%
Effective dividend on preferred stock	--	$ 1,364	-100.0%	--	$4,090	-100.0%
Net income available to common stockholders	$ 6,953	$ 7,122	-2.4%	$20,452	$ 18,258	12.0%

Performance Ratios:
Return on average assets	0.99%	1.11%		0.97%	1.00%
Return on average equity	10.72%	10.95%		10.74%	9.95%
Net interest margin	3.88%	3.62%		3.85%	3.74%
Efficiency ratio, adjusted	50.00%	51.75%		52.72%	53.69%

Per Share Data:
Earnings per common share-basic	$0.21	$0.22	-4.5%	$0.63	$0.58	8.6%
Earnings per common share-diluted	$0.20	$0.21	-4.8%	$0.58	$0.54	7.4%
Average number of shares outstanding:
Basic	33,068,722	31,824,656		32,702,828	31,713,132
Diluted	35,354,356	33,750,689		35,283,936	33,645,408

	As of September 30,				As of
	2013	2012	% Change		06/30/13	% Change
Selected Balance Sheet Data:
Loans, net of allowance for loan losses	$2,018,996	$2,102,588	-4.0%		$2,095,391	-3.6%
Investment securities	481,177	545,143	-11.7%		482,727	-0.3%
Assets	2,756,322	3,004,742	-8.3%		2,836,235	-2.8%
Deposits	2,095,584	2,212,556	-5.3%		2,179,557	-3.9%
Stockholders’ equity	264,253	311,528	-15.2%		253,764	4.1%
Book value per common share	$7.88	$7.63	3.3%		$7.78	1.3%

Capital Ratios (% of risk weighted assets):
Tier 1 capital:
Company	15.58%	16.29%			14.36%
Bank	14.93%	15.81%			13.85%
Total qualifying capital:
Company	16.84%	17.55%			15.62%
Bank	16.19%	17.06%			15.11%
Tier 1 leverage:
Company	12.07%	12.27%			11.40%
Bank	11.80%	12.00%			11.03%
Tangible common equity:
Company	9.59%	8.08%			8.95%

(Dollars in thousands)	As of September 30,		As of
	2013	2012	6/30/2013	3/31/2013

Asset Quality:
Non-performing assets:
Non-accrual loans:
Commercial	$2,663	$3,443	$7,249	$3,136
Real estate-one-to-four family residential:
Permanent first and second	2,655	5,689	2,884	2,263
Home equity loans and lines	2,382	2,576	2,230	2,379
Total real estate-one-to-four family residential	$5,037	$8,265	$5,114	$4,642
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	4,571	1,804	5,302	2,561
Non-owner-occupied	3,239	4,731	3,309	4,030
Total real estate-non-farm, non-residential	$7,810	$6,535	$8,611	$6,591
Real estate-construction:
Residential	4,112	10,510	4,628	7,615
Commercial	8,976	16,679	8,978	13,185
Total real estate-construction	$13,088	$27,189	$13,606	$20,800
Consumer	23	18	16	16
Total non-accrual loans	$28,621	$45,450	$34,596	$35,185
OREO	9,923	14,089	11,290	9,562
Total non-performing assets	$38,544	$59,539	$45,886	$44,747

Loans 90+ days past due and still accruing:
Commercial	$250	$--	$--	$232
Real estate-one-to-four family residential:
Permanent first and second	876	--	1,074	--
Home equity loans and lines	--	--	--	--
Total real estate-one-to-four family residential	$876	$--	$1,074	$--
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	--	--	--	--
Non-owner-occupied	--	--	--	--
Total real estate-non-farm, non-residential	$--	$--	$--	$--
Real estate-construction:
Residential	--	--	--	--
Commercial	--	--	--	--
Total real estate-construction	$--	$--	$--	$--
Consumer	--	--	--	22
Total loans 90+ days past due and still accruing	$1,126	$--	$1,074	$254

Total non-performing assets and past due loans	$39,670	$59,539	$46,960	$45,001

Troubled debt restructurings	$21,794	$44,892	$26,890	$33,926

Non-performing assets
to total loans:	1.87%	2.77%	2.14%	2.04%
to total assets:	1.40%	1.98%	1.62%	1.55%
Non-performing assets and past due loans
to total loans:	1.92%	2.77%	2.19%	2.05%
to total assets:	1.44%	1.98%	1.66%	1.56%
Allowance for loan losses to total loans	1.98%	1.92%	1.92%	1.91%
Allowance for loan losses to non-performing loans	137.52%	90.84%	115.31%	118.43%

Total allowance for loan losses	$40,909	$41,288	$41,131	$41,970

(Dollars in thousands)	As of September 30,		As of
	2013	2012	6/30/13	3/31/13

Loans 30 to 89 days past due and still accruing
Commercial	$6,292	$313	$8,165	$6,918
Real estate-one-to-four family residential:
Permanent first and second	3,920	230	3,817	4,416
Home equity loans and lines	150	395	198	34
Total real estate-one-to-four family residential	$4,070	$625	$4,015	$4,450
Real estate-multi-family residential	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	3,542	7,326	2,094	1,914
Non-owner-occupied	2,463	4,080	1,572	550
Total real estate-non-farm, non-residential	$6,005	$11,406	$3,666	$2,464
Real estate-construction:
Residential	283	74	530	--
Commercial	--	930	--	2,138
Total real estate-construction	$283	$1,004	$530	$2,138
Consumer	46	12	3	96
Farmland	--	--	--	--
Total loans 30 to 89 days past due	$16,696	$13,360	$16,379	$16,066

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net charge-offs
Commercial	$1,669	$101	$2,371	$4,975
Real estate-one-to-four family residential:
Permanent first and second	$(45)	$576	$31	$1,291
Home equity loans and lines	(3)	1,064	228	1,851
Total real estate-one-to-four family residential	$(48)	$1,640	$259	$3,142
Real estate-multi-family residential	--	--	--	(118)
Real estate-non-farm, non-residential:
Owner-occupied	$45	$2,599	$153	$2,820
Non-owner-occupied	585	2,890	1,542	3,525
Total real estate-non-farm, non-residential	$630	$5,489	$1,695	$6,345
Real estate-construction:
Residential	$(220)	$1,131	$206	4,528
Commercial	--	90	3,501	578
Total real estate-construction	$(220)	$1,221	$3,707	$5,106
Consumer	24	4	38	258
Farmland	--	--	--	--
Total net charge-offs	$2,055	$8,455	$8,070	$19,708
Net charge-offs to average loans outstanding	0.10%	0.39%	0.37%	0.91%

Total provision for loan losses	$1,834	$3,111	$6,207	$12,267

Classes of total loans by risk rating as of September 30, 2013, are summarized as follows (dollars in thousands):

			Special			Total
Internal Risk Rating Grades	Pass	Watch	Mention	Substandard	Doubtful	Loans

Commercial	$162,914	$21,739	$8,257	$23,497	$1,790	$218,197
Real estate-one-to-four family residential:
Permanent first and second	253,358	9,222	14,197	19,333	--	296,110
Home equity loans and lines	100,070	2,606	1,800	3,881	1,487	109,844
Total real estate-one-to-four family residential	$353,428	$11,828	$15,997	$23,214	$1,487	$405,954
Real estate-multi-family residential	66,782	3,548	--	--	--	70,330
Real estate-non-farm, non-residential:
Owner-occupied	353,479	36,235	23,069	26,198	--	438,981
Non-owner-occupied	505,643	91,680	20,785	33,098	--	651,206
Total real estate-non-farm, non-residential	$859,122	$127,915	$43,854	$59,296	$--	$1,090,187
Real estate-construction:
Residential	124,733	11,634	18,402	5,919	--	160,688
Commercial	64,946	15,201	584	23,777	--	104,508
Total real estate-construction	$189,679	$26,835	$18,986	$29,696	$--	$265,196
Consumer	8,307	183	175	119	--	8,784
Farmland	2,328	3,232	--	--	--	5,560
Total	$1,642,560	$195,280	$87,269	$135,822	$3,277	$2,064,208

Classes of total loans by risk rating as of September 30, 2012, are summarized as follows (dollars in thousands):

			Special			Total
Internal Risk Rating Grades	Pass	Watch	Mention	Substandard	Doubtful	Loans

Commercial	$163,539	$28,262	$14,710	$21,630	$1,810	$229,951
Real estate-one-to-four family residential:
Permanent first and second	231,543	14,590	11,252	22,651	114	280,150
Home equity loans and lines	108,153	2,737	1,968	4,243	1,545	118,646
Total real estate-one-to-four family residential	$339,696	$17,327	$13,220	$26,894	$1,659	$398,796
Real estate-multi-family residential	81,738	5,104	--	--	--	86,842
Real estate-non-farm, non-residential:
Owner-occupied	357,423	66,865	21,376	21,591	--	467,255
Non-owner-occupied	483,742	131,036	33,608	43,076	--	691,462
Total real estate-non-farm, non-residential	$841,165	$197,901	$54,984	$64,667	$--	$1,158,717
Real estate-construction:
Residential	81,656	18,262	18,095	37,757	--	155,770
Commercial	33,365	15,277	28,560	27,935	--	105,137
Total real estate-construction	$115,021	$33,539	$46,655	$65,692	$--	$260,907
Consumer	6,585	230	222	104	--	7,141
Farmland	1,000	3,889	--	--	--	4,889
Total	$1,548,744	$286,252	$129,791	$178,987	$3,469	$2,147,243

Classes of total loans by risk rating as of June 30, 2013, are summarized as follows (dollars in thousands):

			Special			Total
Internal Risk Rating Grades	Pass	Watch	Mention	Substandard	Doubtful	Loans

Commercial	$180,358	$24,555	$10,389	$30,830	$1,790	$247,922
Real estate-one-to-four family residential:
Permanent first and second	252,596	9,390	14,671	20,416	111	297,184
Home equity loans and lines	101,633	2,875	1,541	3,729	1,489	111,267
Total real estate-one-to-four family residential	$354,229	$12,265	$16,212	$24,145	$1,600	$408,451
Real estate-multi-family residential	64,416	5,026	--	--	--	69,442
Real estate-non-farm, non-residential:
Owner-occupied	364,632	46,316	34,076	18,797	--	463,821
Non-owner-occupied	492,768	115,700	20,863	39,625	--	668,956
Total real estate-non-farm, non-residential	$857,400	$162,016	$54,939	$58,422	$--	$1,132,777
Real estate-construction:
Residential	124,428	13,330	19,179	6,732	--	163,669
Commercial	36,520	10,701	32,503	23,611	--	103,335
Total real estate-construction	$160,948	$24,031	$51,682	$30,343	$--	$267,004
Consumer	8,503	192	172	149	--	9,016
Farmland	2,350	3,732	--	--	--	6,082
Total	$1,628,204	$231,817	$133,394	$143,889	$3,390	$2,140,694

Classes of total loans by risk rating as of March 31, 2013, are summarized as follows (dollars in thousands):

			Special			Total
Internal Risk Rating Grades	Pass	Watch	Mention	Substandard	Doubtful	Loans

Commercial	$179,904	$35,203	$10,099	$28,429	$1,817	$255,452
Real estate-one-to-four family residential:
Permanent first and second	237,871	15,057	13,539	17,331	112	283,910
Home equity loans and lines	103,277	2,711	1,874	4,048	1,538	113,448
Total real estate-one-to-four family residential	$341,148	$17,768	$15,413	$21,379	$1,650	$397,358
Real estate-multi-family residential	74,742	5,053	--	--	--	79,795
Real estate-non-farm, non-residential:
Owner-occupied	386,845	47,226	35,505	19,995	--	489,571
Non-owner-occupied	484,330	112,387	27,724	43,014	--	667,455
Total real estate-non-farm, non-residential	$871,175	$159,613	$63,229	$63,009	$--	$1,157,026
Real estate-construction:
Residential	116,566	16,847	19,677	10,568	--	163,658
Commercial	45,236	18,409	32,163	33,268	--	129,076
Total real estate-construction	$161,802	$35,256	$51,840	$43,836	$--	$292,734
Consumer	9,861	201	155	187	--	10,404
Farmland	2,208	3,887	--	--	--	6,095
Total	$1,640,840	$256,981	$140,736	$156,840	$3,467	$2,198,864

Troubled Debt Restructurings (TDRs) - By Loan Type
As of September 30, 2013	Reviewable TDRs			Permanent TDRs			Total TDRs
(Dollars in thousands)	# of		As % of	# of		As % of	# of		As % of
	Loans	Balance	Balance	Loans	Balance	Balance	Loans	Balance	Balance
Loan Type:
Commercial	--	$--	--	2	$2,477	19.9%	2	$2,477	11.3%
Real estate-one-to-four family residential:
Permanent first and second	3	$1,437	15.4%	--	$--	--	3	$1,437	6.6%
Home equity loans and lines	--	--	--	--	--	--	--	--	--
Total real estate-one-to-four family residential	3	$1,437	15.4%	--	$--	--	3	$1,437	6.6%
Real estate-multi-family residential	--	--	--	--	--	--	--	--	--
Real estate-non-farm, non-residential:
Owner-occupied	3	$7,127	76.2%	--	$--	--	3	$7,127	32.7%
Non-owner-occupied	1	789	8.4%	3	1,950	15.7%	4	2,739	12.6%
Total real estate-non-farm, non-residential	4	$7,916	84.6%	3	$1,950	15.7%	7	$9,866	45.3%
Real estate-construction:
Residential	--	$--	--	--	$--	--	--	$--	--
Commercial	--	--	--	4	8,014	64.4%	4	8,014	36.8%
Total real estate-construction	--	--	--	4	$8,014	64.4%	4	$8,014	36.8%
Consumer	--	--	--	--	--	--	--	--	--
Farmland	--	--	--	--	--	--	--	--	--
Total	7	$9,353	100.0%	9	$12,441	100.0%	16	$21,794	100.0%

Troubled Debt Restructurings (TDRs) - By Quarterly Review / Maturity Date
As of September 30, 2013	Reviewable TDRs			Permanent TDRs			Total TDRs
(Dollars in thousands)	# of		As % of	# of		As % of	# of		As % of
	Loans	Balance	Balance	Loans	Balance	Balance	Loans	Balance	Balance
Review / Maturity by Quarter:
2013
4th Quarter	1	$ 789	8.4%	--	$ --	--	1	$ 789	3.6%
Total 2013:	1	$ 789	8.4%	--	$ --	--	1	$ 789	3.6%
2014
1st Quarter	2	$ 773	8.3%	--	$ --	--	2	$ 773	3.5%
2nd Quarter	--	--	--	1	1,025	8.2%	1	1,025	4.7%
3rd Quarter	2	6,771	72.4%	--	--	--	2	6,771	31.1%
4th Quarter	--	--	--	1	5,400	43.4%	1	5,400	24.8%
Total 2014:	4	$7,544	80.7%	2	$ 6,425	51.6%	6	$13,969	64.1%
2015 & beyond	2	$1,020	10.9%	5	$ 6,016	48.4%	7	$ 7,036	32.3%
Total Loans	7	$9,353	100.0%	9	$12,441	100.0%	16	$21,794	100.0%

Troubled Debt Restructurings (TDRs) - Migration by Quarter As of September 30, 2013 (Dollars in thousands)

	4/1/09 to	7/1/09 to	10/1/09 to	1/1/10 to	4/1/10 to	7/1/10 to	10/1/10 to	1/1/11 to
	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10	3/31/11
Period Beginning Balance	--	$33,309	$37,425	$71,885	$80,993	$ 96,976	$105,617	$102,996

Additions:
New Loans Added	$33,309	$ 5,226	$37,663	$23,477	$21,720	$ 12,698	$ 12,377	$ 3,188
Loan Advances	--	974	348	219	472	220	531	486
Subtotal Additions:	$33,309	$ 6,200	$38,011	$23,696	$22,192	$ 12,918	$ 12,908	$ 3,674

Deductions:
Sales Proceeds	--	$ 944	$ 1,783	$ 1,218	$ 761	--	$ 125	$ 367
Payments	--	317	174	50	1,202	1,138	433	1,989
Reviews	--	--	229	75	3,714	2,468	--	5,731
Upgrades	--	--	--	--	--	--	11,000	--
Partial C/Os w/Continuing TDRs	--	--	--	--	--	--	--	5,656
Charge-offs w/Loans Sold or Settled	--	--	56	--	--	--	--	251
Transfer to NPA	--	823	1,309	13,245	532	671	3,971	800
Subtotal Deductions:	--	$ 2,084	$ 3,551	$14,588	$ 6,209	$ 4,277	$ 15,529	$ 14,794

Net Increase / (Decrease)	$33,309	$ 4,116	$34,460	$ 9,108	$15,983	$ 8,641	($ 2,621)	($ 11,120)

% Increase / (Decrease) from Preceding Period		12.4%	92.1%	12.7%	19.7%	8.9%	(2.5%)	(10.8%)

Period Ended Balance	$33,309	$37,425	$71,885	$80,993	$96,976	$105,617	$102,996	$ 91,876

	4/1/11 to	7/1/11 to	10/1/11 to	1/1/12 to	4/1/12 to	7/1/12 to	10/1/12 to	1/1/13 to
	6/30/11	9/30/11	12/31/11	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13
Period Beginning Balance	$91,876	$81,070	$71,686	$52,264	$42,426	$43,054	$44,892	$43,448

Additions:
New Loans Added	$ 116	$ 984	$ 753	$ 541	$ 1,345	$ 8,804	$ 6,771	$ 231
Loan Advances	197	53	40	236	186	46	65	--
Subtotal Additions:	$ 313	$ 1,037	$ 793	$ 777	$ 1,531	$ 8,850	$ 6,836	$ 231

Deductions:
Sales Proceeds	$ 126	$ 4,597	$ 6,168	$ 5,098	$ 247	$ 531	$ 3,904	$ --
Payments	1,715	532	990	226	158	785	72	64
Reviews	640	4,292	10,111	3,888	498	1,465	635	9,689
Upgrades	--	--	--	--	--	--	3392	--
Partial C/Os w/Continuing TDRs	3,000	--	--	--	--	2,587	--	--
Charge-offs w/Loans Sold or Settled	--	--	2,946	604	--	--	--	--
Transfer to NPA	5,638	1,000	--	799	--	1,644	277	--
Subtotal Deductions:	$11,119	$10,421	$20,215	$10,615	$ 903	$ 7,012	$ 8,280	$ 9,753

Net Increase / (Decrease)	($10,806)	($9,384)	($19,422)	($9,838)	$ 628	$ 1,838	($1,444)	($9,522)

% Increase / (Decrease) from Preceding Period	(11.8%)	(11.6%)	(27.1%)	(18.8%)	1.5%	4.3%	(3.20%)	(21.9%)

Period Ended Balance	$81,070	$71,686	$52,264	$42,426	$43,054	$44,892	$43,448	$33,926

Troubled Debt Restructurings (TDRs) - Migration by Quarter As of September 30, 2013 (Dollars in thousands)

	4/1/13 to	7/1/13 to
	6/30/13	9/30/13	TOTAL
Period Beginning Balance	$33,926	$26,890

Additions:
New Loans Added	$ 1,063	$ 1,123	$171,389
Loan Advances	--	--	4,073
Subtotal Additions:	$ 1,063	$ 1,123	$175,462

Deductions:
Sales Proceeds	$ 46	$ --	$25,915
Payments	28	5,003	14,876
Reviews	663	600	44,698
Upgrades	--	--	14,392
Partial C/Os w/Continuing TDRs	--	--	11,243
Charge-offs w/Loans Sold or Settled	27	616	4,500
Transfer to NPA	7,335	--	38,044
Subtotal Deductions:	$ 8,099	$ 6,219	$153,668

Net Increase / (Decrease)	($7,036)	($5,096)

% Increase / (Decrease) from Preceding Period	(20.7%)	(18.9%)

Period Ended Balance	$26,890	$21,794	$21,794

(Dollars in thousands)	As of September 30,			As of
	2013	2012	% Change	6/30/13	% Change

Loan Portfolio:
Commercial	$218,197	$229,951	-5.1%	$247,922	-12.0%
Real estate-one to four family residential:
Permanent first and second	296,110	280,150	5.7%	297,184	-0.4%
Home equity loans and lines	109,844	118,646	-7.4%	111,267	-1.3%
Total real estate-one-to-four family residential	$405,954	$398,796	1.8%	$408,451	-0.6%
Real estate-multifamily residential	70,330	86,842	-19.0%	69,442	1.3%
Real estate-non-farm, non-residential:
Owner-occupied	438,981	467,255	-6.1%	463,821	-5.4%
Non-owner-occupied	651,206	691,462	-5.8%	668,956	-2.7%
Total real estate-non-farm, non-residential	$1,090,187	$1,158,717	-5.9%	$1,132,777	-3.8%
Real estate-construction:
Residential	160,688	155,770	3.2%	163,669	-1.8%
Commercial	104,508	105,137	-0.6%	103,335	1.1%
Total real estate-construction:	$265,196	260,907	1.6%	$267,004	-0.7%
Consumer	8,784	7,141	23.0%	9,016	-2.6%
Farmland	5,560	4,889	13.7%	6,082	-8.6%
Total loans	$2,064,208	$2,147,243	-3.9%	$2,140,694	-3.6%
Less unearned income	4,303	3,367	27.8%	4,172	3.1%
Less allowance for loan losses	40,909	41,288	-0.9%	41,131	-0.5%
Loans, net	$2,018,996	$2,102,588	-4.0%	$2,095,391	-3.6%

(Dollars in thousands)	As of September 30, 2013
Residential, Acquisition, Development and Construction					Net charge-
				Non-accruals	offs as a %
	Total	Percentage	Non-accrual	as a % of	of
By County/Jurisdiction of Origination:	Outstandings	of Total	Loans	Outstandings	Outstandings
District of Columbia	$1,146	0.7%	$314	0.2%	--
Montgomery, MD	--	0.0%	--	--	--
Prince Georges, MD	7,122	4.4%	3,043	1.9%	--
Other Counties in MD	3,542	2.2%	56	--	--
Arlington/Alexandria, VA	41,848	26.0%	700	0.5%	0.4%
Fairfax, VA	28,515	17.7%	--	--	--
Culpeper/Fauquier, VA	10,377	6.5%	--	--	--
Frederick, VA	--	0.0%	--	--	-0.1%
Henrico, VA	943	0.6%	--	--	--
Loudoun, VA	12,972	8.1%	--	--	--
Prince William, VA	29,332	18.3%	--	--	--
Spotsylvania, VA	611	0.4%	--	--	--
Stafford, VA	19,412	12.1%	--	--	--
Other Counties in VA	2,600	1.6%	--	--	-0.1%
Outside VA, D.C. & MD	2,268	1.4%	--	--	--
	$160,688	100.0%	$4,112	2.6%	0.2%

(Dollars in thousands)	As of September 30, 2013
Commercial, Acquisition, Development and Construction					Net charge-
				Non-accruals	offs as a %
	Total	Percentage	Non-accrual	as a % of	of
By County/Jurisdiction of Origination:	Outstandings	of Total	Loans	Outstandings	Outstandings
District of Columbia	$1,054	1.0%	$--	--	--
Montgomery, MD	2,000	1.9%	--	--	--
Prince Georges, MD	6,333	6.1%	--	--	--
Other Counties in MD	2,034	1.9%	--	--	--
Arlington/Alexandria, VA	495	0.5%	495	0.4%	--
Fairfax, VA	1,509	1.5%	--	--	0.2%
Culpeper/Fauquier, VA	1,348	1.3%	1,108	1.1%	1.0%
Frederick, VA	2,000	1.9%	--	--	--
Henrico, VA	--	--	--	--	--
Loudoun, VA	14,058	13.5%	--	--	--
Prince William, VA	42,956	41.1%	--	--	--
Spotsylvania, VA	1,580	1.5%	--	--	--
Stafford, VA	23,764	22.7%	6,538	6.3%	2.1%
Other Counties in VA	5,377	5.1%	835	0.8%	--
Outside VA, D.C. & MD	--	--	--	--	--
	$104,508	100.0%	$8,976	8.6%	3.3%

(Dollars in thousands)	As of September 30, 2013
Non-Farm/Non-Residential					Net charge-
				Non-accruals	offs as a %
	Total	Percentage	Non-accrual	as a % of	of
By County/Jurisdiction of Origination:	Outstandings	of Total	Loans	Outstandings	Outstandings
District of Columbia	$64,150	5.9%	$--	--	--
Montgomery, MD	16,382	1.5%	--	--	--
Prince Georges, MD	64,249	5.9%	--	--	--
Other Counties in MD	51,170	4.7%	--	--	--
Arlington/Alexandria, VA	144,508	13.3%	910	0.1%	--
Fairfax, VA	272,876	25.0%	--	--	0.1%
Culpeper/Fauquier, VA	4,793	0.5%	1,576	0.1%	--
Frederick, VA	7,567	0.7%	--	--	--
Henrico, VA	18,646	1.7%	--	--	--
Loudoun, VA	131,033	12.0%	3,661	0.3%	--
Prince William, VA	197,854	18.1%	--	--	--
Spotsylvania, VA	21,292	2.0%	--	--	--
Stafford, VA	18,930	1.7%	--	--	0.1%
Other Counties in VA	67,973	6.2%	1,663	0.2%	--
Outside VA, D.C. & MD	8,764	0.8%	--	--	--
	$1,090,187	100.0%	$7,810	0.7%	0.2%

Of this total of $1.1 billion in non-farm/non-residential real estate loans, approximately $32.6 million will mature in 2013, $135.4 million in 2014 and $67.8 million in 2015.

	As of September 30,			As of
(Dollars in thousands)	2013	2012	% Change	6/30/13	% Change

Investment Securities (at book value):
Available-for-sale (AFS):
U.S. government treasury obligations	$--	$15,000	-100%	$--	--
U.S. government agency obligations	386,475	429,416	-10.0%	387,269	-21.0%
Pooled trust preferred securities	1,612	358	350.3%	779	106.9%
Obligations of states and political subdivisions	93,090	100,369	-7.3%	94,679	-1.7%
Total Investment Securities	$481,177	$545,143	-11.7%	$482,727	-0.3%

Virginia Commerce Bancorp, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited, except as of December 31, 2012)

	As of September 30,		As of December 31,
	2013	2012	2012
Assets
Cash and due from banks	$38,962	$29,620	$49,531
Investment securities, AFS	481,177	545,143	493,424
Restricted stocks, at cost	10,928	11,272	10,147
Interest bearing deposits in other banks	101,000	213,973	1,000
Loans held-for-sale	847	19,330	15,195
Loans, net of allowance for loan losses of $40,909, $41,288 and $42,773	2,018,996	2,102,588	2,142,872
Bank premises and equipment, net	8,780	10,511	10,072
Accrued interest receivable	7,706	9,541	8,563
Other real estate owned, net of valuation allowance of $3,293, $5,287 and $6,374	9,923	14,089	12,302
Bank owned life insurance	45,303	14,176	44,393
Other assets	32,700	34,499	36,193
Total assets	$2,756,322	$3,004,742	$2,823,692
Liabilities and Stockholders’ Equity
Deposits
Demand deposits	$445,256	$390,692	$416,091
Savings and interest-bearing demand deposits	1,103,173	1,174,789	1,200,397
Time deposits	547,155	647,075	628,904
Total deposits	$2,095,584	$2,212,556	$2,245,392
Securities sold under agreement to repurchase	285,414	409,320	250,718
Other borrowed funds	40,000	--	7,000
Trust preferred capital notes	67,019	66,762	66,827
Accrued interest payable	1,763	2,131	1,885
Other liabilities	2,289	2,445	6,561
Total liabilities	$2,492,069	$2,693,214	$2,578,383
Stockholders’ Equity
Preferred stock, net of discount, $1.00 par value per share, 1,000,000 shares authorized, Series A; $1,000 stated value; 71,000 issued and outstanding	$--	$68,621	$--
Common stock, $1.00 par value per share, 50,000,000 shares authorized, issued and outstanding September 2013, 33,526,210 including 183,195 in unvested restricted stock issued; September 2012, 31,824,756 including 110,215 in unvested restricted stock issued; December 2012, 31,920,756 including 110,215 in unvested restricted stock issued	33,343	31,715	31,811
Surplus	125,197	117,905	118,508
Warrants	8,520	8,520	8,520
Retained earnings	103,939	79,258	83,487
Accumulated other comprehensive income (loss), net	(6,746)	5,509	2,983
Total stockholders’ equity	$264,253	$311,528	$245,309
Total liabilities and stockholders’ equity	$2,756,322	$3,004,742	$2,823,692

Virginia Commerce Bancorp, Inc.
Consolidated Statements of Operations
(Dollars in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest and dividend income:
Interest and fees on loans	$27,429	$29,820	$84,325	$90,868
Interest and dividends on investment securities:
Taxable	2,226	2,232	6,126	7,328
Tax-exempt	543	574	1,671	1,748
Dividends on restricted stocks	113	105	340	310
Interest on deposits in other banks	29	132	109	257
Total interest and dividend income	$30,340	$32,863	$92,571	$100,511
Interest expense:
Deposits	$3,182	$4,261	$10,045	$13,668
Securities sold under agreement to repurchase and federal funds purchased	933	1,017	2,774	3,068
Other borrowed funds	20	242	54	779
Trust preferred capital notes	952	975	2,859	2,932
Total interest expense	$5,087	$6,495	$15,732	$20,447
Net interest income	$25,253	$26,368	$76,839	$80,064
Provision for loan losses	1,834	3,111	6,207	12,267
Net interest income after provision for loan losses	$23,419	$23,257	$70,632	$67,797
Non-interest income:
Service charges and other fees	900	$882	$2,736	$2,638
Non-deposit investment services commissions	248	211	775	705
Fees and net gains on loans held-for-sale	321	1,082	2,018	2,913
Gain on sale of investment securities	--	2,056	--	5,976
Bank owned life insurance	302	50	909	159
Other	51	444	138	704
Total non-interest income	$1,822	$4,725	$6,576	$13,095
Non-interest expense:
Salaries and employee benefits	$6,436	$7,493	$21,327	$22,517
Occupancy expense	2,314	2,380	7,038	7,142
FDIC insurance premiums	504	660	1,536	2,488
Loss on other real estate owned	(71)	(141)	1,712	1,566
Other real estate owned expenses	406	322	879	902
Franchise tax expense	752	935	2,247	2,435
Data processing expense	705	664	2,104	1,992
Merger-related expenses	1,155	--	2,021	--
Other operating expense	2,664	2,899	7,686	8,354
Total non-interest expense	$14,865	$15,212	$46,550	$47,396
Income before taxes	$10,376	$12,770	$30,658	$33,496
Provision for income taxes	3,423	4,284	10,206	11,148
Net income	$6,953	$8,486	$20,452	$22,348
Effective dividend on preferred stock	--	1,364	--	4,090
Net income available to common stockholders	$6,953	$7,122	$20,452	$18,258
Earnings per common share, basic	$0.21	$0.22	$0.63	$0.58
Earnings per common share, diluted	$0.20	$0.21	$0.58	$0.54

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Three Months Ended September 30,
(Unaudited)

	2013			2012
		Interest	Average		Interest	Average
	Average	Income-	Yields	Average	Income-	Yields
(Dollars in thousands)	Balance	Expense	/Rates	Balance	Expense	/Rates
Assets
Investment securities (1)	$483,096	$2,769	2.53%	$550,210	$2,806	2.26%
Restricted stock	10,800	113	4.13%	11,272	105	3.68%
Loans, net of unearned income (2)	2,092,844	27,429	5.21%	2,176,109	29,820	5.46%
Interest-bearing deposits in other banks	30,823	29	0.37%	200,966	132	0.26%
Total interest-earning assets	$2,617,563	$30,340	4.65%	$2,938,557	$32,863	4.50%
Other assets	165,054			82,555
Total Assets	$2,782,617			$3,021,112

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$416,985	$288	0.27%	$380,623	$357	0.37%
Money market accounts	235,005	182	0.31%	242,896	248	0.41%
Savings accounts	464,945	352	0.30%	569,339	585	0.41%
Time deposits	565,986	2,360	1.70%	665,193	3,071	1.84%
Total interest-bearing deposits	$1,682,921	$3,182	0.75%	$1,858,051	$4,261	0.91%
Securities sold under agreement to repurchase and federal funds purchased(3)	236,637	933	1.56%	365,235	1,017	1.11%
Other borrowed funds	37,120	20	0.21%	22,282	242	4.25%
Trust preferred capital notes	66,983	952	5.56%	66,727	975	5.72%
Total interest-bearing liabilities	$2,023,661	$5,087	1.00%	$2,312,295	$6,495	1.12%
Demand deposits and other liabilities	501,628			401,460
Total liabilities	$2,525,289			$2,713,755
Stockholders’ equity	257,328			307,357
Total liabilities and stockholders’ equity	$2,782,617			$3,021,112
Interest rate spread			3.65%			3.38%
Net interest income and margin		$25,253	3.88%		$26,368	3.62%

(1)	Yields on investment securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those investment securities, which are reflected as a component of stockholders’ equity. Average yields on investment securities are stated on a tax equivalent basis, using a 35% rate.
(2)	Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.1 million and $2.0 million for the three months ended September 30, 2013 and 2012, respectively.
(3)	The securities sold under agreement to repurchase related to customers had an average balance of $161.6 million at an average rate of 0.19% for the three months ended September 30, 2013, and $290.2 million at an average rate of 0.23% for the same period 2012. Also, included are wholesale agreements with an average balance of $75.0 million at an average rate of 4.51% for the three months ended September 30, 2013, and $75.0 million at an average rate of 4.52% for the same period for 2012.

Virginia Commerce Bancorp, Inc.
Consolidated Average Balances, Yields, and Rates
Nine Months Ended September 30,
(Unaudited)

	2013			2012
		Interest	Average		Interest	Average
	Average	Income-	Yields	Average	Income-	Yields
(Dollars in thousands)	Balance	Expense	/Rates	Balance	Expense	/Rates
Assets
Investment securities (1)	$490,078	$7,797	2.33%	$581,381	$9,076	2.26%
Restricted stock	10,702	340	4.24%	11,254	310	3.68%
Loans, net of unearned income (2)	2,157,464	84,325	5.24%	2,172,353	90,868	5.60%
Interest-bearing deposits in other banks	47,165	109	0.31%	132,897	257	0.26%
Total interest-earning assets	$2,705,409	$92,571	4.63%	$2,897,885	$100,511	4.68%
Other assets	121,832			75,569
Total Assets	$2,827,241			$2,973,454

Liabilities and Stockholders’ Equity
Interest-bearing deposits:
NOW accounts	$430,695	$934	0.29%	$354,154	$972	0.37%
Money market accounts	226,830	515	0.30%	227,301	704	0.41%
Savings accounts	484,528	1,097	0.30%	599,799	2,001	0.45%
Time deposits	589,847	7,499	1.70%	710,515	9,991	1.88%
Total interest-bearing deposits	$1,731,900	$10,045	0.78%	$1,891,769	$13,668	0.97%
Securities sold under agreement to repurchase and federal funds purchased(3)	281,098	2,774	1.32%	321,871	3,068	1.27%
Other borrowed funds	30,582	54	0.23%	24,088	779	4.25%
Trust preferred capital notes	66,921	2,859	5.63%	66,663	2,932	5.78%
Total interest-bearing liabilities	$2,110,501	$15,732	1.00%	$2,304,391	$20,447	1.19%
Demand deposits and other liabilities	446,730			369,169
Total liabilities	$2,557,231			$2,673,560
Stockholders’ equity	270,010			299,894
Total liabilities and stockholders’ equity	$2,827,241			$2,973,454
Interest rate spread			3.63%			3.49%
Net interest income and margin		$76,839	3.85%		$80,064	3.74%

(1)	Yields on investment securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those investment securities, which are reflected as a component of stockholders’ equity. Average yields on investment securities are stated on a tax equivalent basis, using a 35% rate.
(2)	Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $3.7 million and $3.7 million for the nine months ended September 30, 2013, and 2012, respectively.
(3)	The sold under agreement to repurchase related to customers had an average balance of $205.5 million at an average rate of 0.16% for the nine months ended September 30, 2013, and $246.9 million at an average rate of 0.29% for the same period 2012. Also, included are wholesale agreements with an average balance of $75.0 million at an average rate of 4.51% for the nine months ended September 30, 2013, and $75.0 million at an average rate of 4.52% for the same period for 2012.

CONTACT:
Virginia Commerce Bancorp, Inc.
Mark S. Merrill
Chief Financial Officer
703-633-6120
mmerrill@vcbonline.com